Exhibit 1.01 - Conflict Minerals Report

Brocade Communications Systems, Inc.
130 Holger Way
San Jose, CA 95134

Calendar Year 2014

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Page ii

1	Introduction

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”). Section 1502 of the Dodd Frank Act specifically relates to “conflict minerals” and adds Rule 13p-1 to the Securities Exchange Act of 1934, as amended. Rule 13p-1 and Form SD adopted by the Securities and Exchange Commission (“SEC”) require companies subject to Rule 13p-1 to perform certain procedures to determine the source of “conflict minerals”1 that are determined to be necessary to the functionality of the products such companies manufacture or contract to manufacture. Specifically, companies are required to determine whether the conflict minerals used in their products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, “covered countries”), to determine whether armed groups directly or indirectly benefitted as a result, and to disclose information about the due diligence procedures the company performed.
Brocade Communications Systems, Inc. (“Brocade” or the “Company”) has determined that certain conflict minerals are necessary to the functionality or production of a product or products that it manufactured in calendar year 2014 (“CY 2014”). Based on that determination, Brocade conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of those conflict minerals originated in the covered countries. Based on the results of its CY 2014 RCOI, Brocade had reason to believe that certain parts or components of one or more of its products may contain conflict minerals from a covered country and may not be from recycled or scrap sources. As a result, Brocade conducted the due diligence activities described in this report. Following the completion of those due diligence activities, Brocade determined that its applicable products were DRC conflict undeterminable (as defined in the rules and regulations of the SEC).

[1]
Defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Act”) to include columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives. Brocade refers to these materials as “3TG”.

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

2	Due Diligence

2.1	Brocade’s RCOI and Due Diligence Process
As an original equipment manufacturer, Brocade is many steps removed in the supply chain from the smelters that process the minerals used in its products and from the mines of origin for the minerals. Therefore, Brocade determined that it is reasonable for the Company to expect its suppliers to identify those “upstream” companies, namely, the smelters or refiners that represent the sources of 3TG in its supply chain. Brocade’s approach to due diligence was integral to its RCOI process and relied heavily on developing and responding to a clear understanding of the conflict minerals risk inherent in its supply chain. Brocade aligned with the conflict minerals tools and processes developed by the Conflict Free Sourcing Initiative (“CFSI”), a consortium of the Electronics Industry Citizenship Coalition (“EICC”), and the Global e-Sustainability Initiative (“GeSI”), specifically:

•
the industry standard Conflict Minerals Reporting Template (“CMRT”) for surveying Tier 1 and Tier 3 suppliers for critical conflict minerals information, including identification of all smelters in their supply chains

•	the list of “known” smelters with assigned identification (“ID”) numbers provided as part of the CMRT

•
the Conflict Free Smelter (“CFS”) audit program, under which CFSI is sponsoring audits of the smelters utilizing a standard audit protocol to determine whether a smelter is conflict free, and the published list of smelters who are certified under the CFS program, which is available at: www.conflictfreesourcing.org, and is updated periodically

Brocade utilized the most current version of the CMRT developed for CY 2014 reporting (version 3.02 as of the writing of this report) to collect information on 3TG in its supply chain, reviewed the information, exercised due diligence where appropriate, including pressing for more detailed and transparent information from certain suppliers, and conducted desk top audits of a select group of suppliers. Following the completion of its RCOI, Brocade determined that at least some of the 3TG in its supply chain may have originated in the covered countries. As a result, Brocade conducted the due diligence activities described below.
By definition, due diligence is a series of reasonable steps that are taken to satisfy a specific requirement. In this case, the objective of those reasonable steps for Brocade was not only to comply with the SEC final rule, but to develop a position of social responsibility with respect to addressing the conflict minerals risk in its supply chain. To achieve these objectives, Brocade adopted a due diligence process based on the five-step due diligence framework described in the Organisation for Economic Co-operation and Development (“OECD”) guidance and related supplements. These steps included:

1.	Refining and continuing to implement the Company management system developed in 2013 to manage conflict minerals in its supply chain

2.	Understanding the conflict minerals risk in its supply chain through the RCOI and risk assessment processes

3.	Responding to identified risks through continued supplier engagement

4.	Reviewing the supply chain risks, including desk top audits of certain suppliers, and influencing the nature of its supply chain with respect to mitigating conflict minerals risk

5.	Documenting its due diligence process and the outcome to support preparation of SEC reporting and public disclosure of its conflict minerals information
The activities undertaken by Brocade to complete each of these steps are described in the following sections.

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

2.2	Company Management System
In 2013, Brocade developed an internal management system that supports its compliance with the conflict minerals rule, addresses its customers’ needs for a conflict free supply chain, and implements a reasonable approach to understanding the conflict minerals risks in its supply chain. The management system includes the following elements:

•
A Brocade Conflict Minerals Statement that was developed and approved by key stakeholders, communicated internally, and is posted on the Company’s external website at: http://www.brocade.com/downloads/documents/company_information/corporate-responsibility-conflict-mineral.pdf. The text of Brocade’s statement is presented below:

Brocade recognizes the adverse effects associated with mining columbite-tantalite, cassiterite, gold, wolframite or their derivatives (collectively referred to as “conflict minerals”) in the Democratic Republic of the Congo and adjoining countries. Brocade is committed to sourcing minerals for our products in a manner that does not directly finance armed groups perpetrating serious human rights abuses in the Democratic Republic of the Congo or an adjoining country. In addition, Brocade is committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and with a nationally or internationally recognized framework for conflict minerals due diligence, as applicable. Brocade expects our suppliers to exercise due diligence on the source and chain of custody of conflict minerals in the products they manufacture, to make their due diligence measures and information available to Brocade on request, and to source minerals from responsible sources that do not contribute to human rights abuses in the Democratic Republic of the Congo and adjoining countries. Brocade will comply with the reporting requirements of Section 1502 of the Dodd-Frank Act, including making information regarding conflict minerals available to the public.

•
A strategy for compliance with the SEC final rule that included establishing roles and responsibilities, developing and implementing a CY 2014 Conflict Minerals Implementation Plan, and updating the internal Conflict Minerals Standard Operating Procedure (“SOP”). The Conflict Minerals Implementation Plan includes the scope of the program and approach used for compliance with the SEC rule; responsibilities for implementing the plan; a description of the process Brocade followed to complete its RCOI, due diligence, and SEC reporting requirements; a conflict minerals process flow diagram; and an implementation schedule. The SOP describes Brocade’s conflict minerals risk-based due diligence and management system approach to support Brocade’s goal that its supply chain does not contribute to human rights abuses and conflict in the DRC and adjoining countries.

•
On a quarterly basis or more frequently, if needed, Brocade engaged with its customers to understand their approaches to managing conflict minerals and to ensure Brocade provided appropriate and responsive information.

•	A resource plan was developed that identified both internal and external resources and responsibilities for implementing various aspects of Brocade’s conflict minerals strategy.

•
Brocade assigned business functional group responsibilities for conflict minerals to specific Brocade employees, held meetings with those employees to explain what was needed, and developed an internal Plan of Record for CY 2014 that served as a formal re-commitment by the Company to implement its conflict minerals program and established expectations for accountability.

•
Brocade retained an outside contractor, a professional consulting firm experienced in conflict minerals data collection and analysis, to provide the means and methods to implement its good faith RCOI and due diligence process.

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

•
Brocade implemented an RCOI process that involved collecting and evaluating completed CMRTs from its suppliers who were actively engaged in providing products to Brocade during CY 2014 that were likely to contain 3TG. Supplier information was subject to the due diligence process as described in this report. Brocade held its suppliers responsible for providing the information needed to support the RCOI and due diligence processes at both the corporate level and the procurement level. Suppliers who were reluctant to provide the required information were escalated to Brocade’s supply base management team, which provided direct support of the RCOI process, to achieve the maximum supplier response. This resulted in receiving a response from 100% of all of the in-scope suppliers and all of the suppliers submitting completed CMRTs. This is an improvement over the RCOI results for calendar year 2013 (“CY 2013”) where only 96% of Brocade’s in-scope suppliers submitted completed reporting templates.

•
Internal and external communications were developed by Brocade that describe its Company statement and conflict minerals strategy and program to employees, suppliers, investors, customers and other interested stakeholders. The communication includes the Conflict Minerals Statement on its publicly available website at: http://www.brocade.com/downloads/documents/company_information/corporate-responsibility-conflict-mineral.pdf, presentations, outbound CMRTs, supplier communication letters and e-mails, and training programs.

2.3	Supply Chain Risk Assessment
Brocade used the CMRT version 3.02 (and its associated list of smelters with assigned ID numbers) and the CFSI’s published list of smelters in the CFS program (as updated periodically) as the platform for suppliers to communicate information regarding 3TG and country of origin. A two-part review process was conducted on the CMRTs received from suppliers: Part 1 was a completeness review, and Part 2 was a risk review that included various risk assessment paths and follow-up actions.
The completeness review focused on whether each supplier provided all of the required information in the detail expected and on the correct version of the CMRT. Templates found to be incomplete or on the incorrect version of the CMRT were returned to the suppliers who were requested to resubmit them with all of the required information.
The risk review, which included an evaluation of six risk “paths”, was conducted following the completeness review. The primary objective of the risk review was to evaluate whether a supplier’s responses could be considered to be credible such that Brocade could effectively implement its conflict minerals strategy and policy, including meeting the requirements of the SEC final rule.
The six risk “paths” included the following:

•	Path A - The supplier’s declared smelter was not on the CMRT drop down list, i.e., the declared smelter is not “valid.”

•	Path B - The supplier’s declared smelter was on the drop down list, but is not on the CFSI CFS list.

•	Path C - The supplier’s declared smelter is on a Brocade customer watch list.

•	Path D - The supplier had not identified all of its smelters.

•	Path E - The supplier does not have key management systems in place.

•	Path F - The supplier reported conflict minerals from conflict countries.

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

The risk review was conducted in a manner to identify:

•	supplier responses for which it was not reasonable to believe the information provided

•	key issues for which supplier follow-up was needed to meet Brocade’s program objectives and customer requirements

•	issues which may pose a business risk to Brocade

2.4	Response to Identified Risks
Based on the results of the risk review, suppliers were asked to provide additional information or resubmit their templates to address identified issues. The suppliers’ responses to requested follow-up actions and requests for additional information were reviewed by Brocade and, where necessary, an appropriate response on Brocade’s part was initiated. In some cases, the outcome of these additional actions by certain suppliers did not completely address the identified risks resulting in identification of suppliers that do not meet Brocade’s expectations with respect to its conflict minerals statement. These suppliers will be included in a corrective action program that will be implemented during Brocade’s calendar year 2015 (“CY 2015”) conflict minerals RCOI and due diligence process.

2.5	Smelter Verification
Based on the smelter information provided by the in-scope suppliers on the completed CMRTs, two lists of smelters were compiled. The “known” smelter list included those smelters that have been evaluated by CFSI, determined to be smelters, and assigned a smelter ID number. This list of smelters was compared to the CFSI’s list of CFSs and a notation was made regarding which smelters were determined to be CFS.
The “unknown” smelter list included those smelters identified by suppliers in their CMRTs that did not have smelter ID numbers. This list was subjected to additional review to attempt to determine whether the companies identified were actual smelters. The review included direct contact with the companies when contact information was provided by a supplier or could otherwise be identified, review of any additional information provided by the smelter, and a search for publicly available information regarding each company via the internet. When the supporting information indicated that an identified company was engaged in smelting operations, it was identified as a smelter.
The final list of smelters reported to Brocade, including CFS designations, is provided in Appendix A.

2.6	Risk Review/Desk Top Audits
Based on the outcome of the risk review and any follow-up actions, Brocade selected a group of suppliers to participate in “desk top” audits. The objective of these audits was to further evaluate the information provided regarding the source of any conflict minerals reported.
The audits were conducted by an experienced auditor from Brocade’s outside contractor, who was independent of the data collection process, and included the activities described below.

1.	Prioritized suppliers based on the information provided in their CMRTs and finalized list for the audits

2.	Created “rules” for the audit team

3.	Initiated the audit process

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

4.	Contacted suppliers selected for audit

5.	Reviewed all information provided by each supplier

6.	Independently verified supplier information to the extent possible:

•	Reviewed each supplier’s company website regarding its conflict minerals policy and other relevant information that is publicly available

•	Checked for other publicly available information (e.g., information on identified smelters)

•	Checked the status of smelters in the CFS program

7.	Requested follow up information from each supplier, including:

•
Questionnaire regarding conflict minerals management system, how they derived their information on the CMRT, source of supply, and to ascertain whether the metal(s) could have come from scrap or recycled sources

•	Additional smelter information, if needed

8.	Evaluated whether each supplier is sourcing materials from a conflict country that is benefitting armed groups

9.	Prepared an audit report

2.7	CY 2015 Activities
Brocade will conduct its CY 2015 RCOI process by sourcing conflict minerals data from all of its active suppliers that were included in the CY 2014 process and will expand the scope of the project to include additional suppliers (new suppliers or suppliers that provide new parts) as needed. In addition, Brocade is developing and will implement corrective action plans for certain groups of suppliers that did not meet Brocade’s expectations as identified in its conflict minerals statement. The corrective action plans will be designed to reinforce Brocade’s expectations for its suppliers to provide better and more detailed information regarding the source of any conflict minerals in their products, to source minerals from CFS smelters, and to encourage non-CFS smelters to undergo certification as conflict free.

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

3	Product Description

Brocade produces networking equipment. Brocade believes that the sources of the conflict minerals contained in its products are (i) smelters designated as conflict free by the CFSI, (ii) smelters that have not been designated as conflict free by the CFSI, (iii) scrap or recycled sources, and (iv) other indeterminate sources. As such, for CY 2014, Brocade has determined that its networking equipment is DRC conflict undeterminable.

Because Brocade is many times removed from the origin of any conflict minerals in its supply chain, it relied on information provided by its suppliers regarding the facilities used to process conflict minerals, the country of origin of the conflict minerals, and the specific mine or location of the minerals’ origin. Using CMRTs, Brocade collected information regarding the facilities used to process conflict minerals (i.e., smelters or refiners) from its supply chain. Approximately 18% of Brocade’s in-scope suppliers were not able to provide sufficient information for Brocade to determine the country, mine, or location of origin of the conflict minerals in products sold to Brocade. This is a substantial improvement over our CY 2013 results where 34% of Brocade’s in-scope suppliers were not able to clearly identify the source of conflict minerals in their products.

The list of smelters identified by Brocade’s in-scope suppliers is provided in Appendix A. This list includes “known” smelters (i.e., smelters that have an ID number that was assigned by CFSI, known smelters or refiners that have been confirmed to be included on the CFSI’s CFS list (as of April 10, 2015), and facilities that do not currently have smelter ID numbers, but have been determined through Brocade’s verification process to be engaged in smelting operations for the specified metal. Based on Brocade’s CY 2014 smelter list:

•	There are 319 smelters included on the list

•	61% of the smelters reported by Brocade’s suppliers are either conflict free or are active in the CFS program; in CY 2013, only 21% of the smelters were identified as conflict free

•	93% of the reported tantalum smelters are conflict free; in CY 2013, only 62% of the tantalum smelters were conflict free

•	64% of the reported tungsten smelters are conflict free; in CY 2013, only 4% were conflict free

•	57% of the reported gold smelters are conflict free; in CY 2013, only 24% were conflict free

•	51% of the reported tin smelters are conflict free; in CY 2013, only 7% were conflict free

•	19% of the total smelters reported to Brocade do not have ID numbers assigned by CFSI; in CY 2013, 30% of the total smelters reported did not have assigned ID numbers

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Appendix A - Smelter List
Brocade

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes
Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058	Yes
Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Yes
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233	Yes
Gold	Dowa Metals & Mining.	Dowa	JAPAN	CID000401	Yes
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes
Gold	Japan Mint	Japan Mint	JAPAN	CID000823	Yes
Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES	CID000920	Yes
Gold	Johnson Matthey Ltd	Johnson Matthey Ltd	CANADA	CID000924	Yes
Gold	JSC EKATERINBURG NON-FERROUS METAL PROCESSING PLANT	JSC EKATERINBURG NON-FERROUS METAL PROCESSING PLANT	RUSSIAN FEDERATION	CID000927	Yes
Gold	JSC Uralectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes
Gold	Kojima Chemicals Co., Ltd	Kojima Chemicals Co., Ltd	JAPAN	CID000981	Yes
Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032	Yes
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes
Gold	Metalor Switzerland	Metalor Technologies SA	SWITZERLAND	CID001153	Yes
Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152	Yes
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes
Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO	CID001161	Yes
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Yes
Gold	Ohio Precious Metals, LLC	Ohio Precious Metals, LLC	UNITED STATES	CID001322	Yes
Gold	Ohura Precious Metal Industry Co., Ltd	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326	Yes
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes
Gold	PX Précinox SA	PX Précinox SA	Switzerland	CID001498	Yes
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534	Yes
Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS	CID001573	Yes
Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd	Sichuan Tianze Precious Metals Co., Ltd	CHINA	CID001736	Yes
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes
Gold	Tanaka Electronics (Hong Kong) Pte.Ltd	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes
Gold	The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916	Yes
Gold	Tokuriki Honten Co., Ltd	Tokuriki Honten Co., Ltd	JAPAN	CID001938	Yes
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes
Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003	Yes
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes
Gold	Xstrata Canada Corporation	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	Yes
Gold	Zhongjin Gold Corporation Limited	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694	Yes
Gold	Materion	Materion	UNITED STATES	CID001113	Yes
Gold	ISTANBUL GOLD REFINERY	ISTANBUL GOLD REFINERY	TURKEY	CID000814	Yes
Gold	BOLIDEN MINERAL AB	BOLIDEN AB	SWEDEN	CID000157	Yes
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113	Yes
Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	Yes
Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA	CID002243	Yes

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510	Yes
Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes
Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL	CID001977	Yes
Gold	KAZZINC LTD	KAZZINC LTD	KAZAKHSTAN	CID000957	Yes
Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes
Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	CID001259	Yes
Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	CID000090	Active
Gold	Cendres & Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189	Active
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546	Active
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Active
Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955	Active
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100	Active
Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN	CID002129	Active
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES	CID000015	No
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	No
Gold	Bauer Walser AG	Bauer Walser AG	GERMANY	CID000141	No
Gold	Caridad	Caridad	MEXICO	CID000180	No
Gold	CENTRAL BANK OF THE PHILIPPINES GOLD REFINERY & MINT	BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	PHILIPPINES	CID000128	No
Gold	China National Gold Group Corporation	China National Gold Group Corporation	CHINA	CID000242	No
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264	No
Gold	Colt Refining	Colt Refining	UNITED STATES	CID000288	No
Gold	Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328	No
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	No
Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359	No
Gold	Doduco	Doduco	GERMANY	CID000362	No
Gold	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	No
Gold	Gansu Seemine Material Hi-Tech Co Ltd	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522	No

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312	No
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	No
Gold	Hunan Chenzhou Mining Industry Group	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767	No
Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	No
Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855	No
Gold	Korea Metal Co. Ltd	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988	No
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	No
Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056	No
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058	No
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093	No
Gold	MOSCOW SPECIAL ALLOYS PROCESSING PLANT	MOSCOW SPECIAL ALLOYS PROCESSING PLANT	RUSSIAN FEDERATION	CID001204	No
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	No
Gold	OJSC KOLYMA REFINERY	OJSC KOLYMA REFINERY	RUSSIAN FEDERATION	CID001328	No
Gold	Penglai Penggang Gold Industry Co Ltd	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362	No
Gold	PRIOKSKY PLANT OF NON-FERROUS METALS	PRIOKSKY PLANT OF NON-FERROUS METALS	RUSSIAN FEDERATION	CID001386	No
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	No
Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	No
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754	No
Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909	No
Gold	Tongling nonferrous Metals Group Co.,Ltd	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947	No
Gold	Yunnan Copper Industry Co Ltd	Yunnan Copper Industry Co Ltd	CHINA	CID000197	No
Gold	Smelter Not Listed	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Smelter not Listed	China Gold International Resources Corp. Ltd	CHINA
Gold	Smelter Not Listed	ESG Edelmetallservice GmbH & Co. KG	GERMANY
Gold	Smelter Not Listed	Jinfeng Gold Mine Smelter	CHINA
Gold	Smelter Not Listed	Jinlong Copper Co., Ltd.	CHINA
Gold	Smelter Not Listed	Remondis Argentia B.V.	Netherlands
Gold	Smelter Not Listed	Shandong Gold Mining Co Ltd	CHINA
Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Gold	Smelter Not Listed	Shandong Guoda gold Co., LTD.	CHINA
Gold	Smelter Not Listed	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Smelter Not Listed	Sino-Platinum Metals Co.,Ltd	CHINA
Gold	Smelter Not Listed	The Hutti Gold Company	INDIA
Gold	Smelter Not Listed	Umicore Feingold	NETHERLANDS
Gold	Smelter Not Listed	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Smelter Not Listed	Yantai Zhaojin Lifu Precious Metals Co., Ltd.	CHINA
Gold	Smelter Not Listed	Yunnan Metallurgical Group Co., Ltd	CHINA
Gold	Smelter not Listed	Zhaojin Gold & Silver Refinery Co.,Ltd	CHINA
Gold	Smelter not Listed	ZhaoJin Mining Industry Co.,Ltd.	CHINA
Gold	Smelter Not Listed	Zhaoyuan Gold smelting co., LTD	CHINA
Gold	Smelter Not Listed	Zhongkuang Gold Industry Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Yes
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410	Yes
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456	Yes
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558	Yes
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501	Yes
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545	Yes
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548	Yes
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Tantalum	Hi-Temp	Hi-Temp	UNITED STATES	CID000731	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA	CID002506	Yes
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539	Yes
Tantalum	Kemet Blue Powder	Kemet Blue Powder	UNITED STATES	CID002568	Yes
Tantalum	King-Tan Tantalum Industry Ltd	King-Tan Tantalum Industry Ltd	CHINA	CID000973	Yes
Tantalum	Metallurgical Products India (Pvt.) Ltd.	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163	Yes
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192	Yes
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes
Tantalum	Plansee SE Liezen	Plansee SE Liezen	Liezen,Styria,AUSTRIA	CID002540	Yes
Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556	Yes
Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508	Yes
Tantalum	RFH	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522	Yes
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes
Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869	Yes
Tantalum	Telex	Telex	UNITED STATES	CID001891	Yes
Tantalum	Ulba	Ulba	KAZAKHSTAN	CID001969	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307	Yes
Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA	CID002232	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076	Yes
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175	Yes
Tantalum	Shanghai Jiangxi Metals Co. Ltd	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634	No
Tantalum	Smelter Not Listed	Gannon & Scott	UNITED STATES
Tantalum	Smelter Not Listed	Metal Do	JAPAN
Tin	China Rare Metal Materials Company	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Yes
Tin	Cookson	Alpha	UNITED STATES	CID000292	Yes
Tin	CV Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458	Yes

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315	Yes
Tin	Dowa	Dowa	JAPAN	CID000402	Yes
Tin	EMPERESA METALURGICA VINTO	EM Vinto	BOLIVIA	CID000438	Yes
Tin	Funsur	Minsur	PERU	CID001182	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538	Yes
Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500	Yes
Tin	Metallo Chimique	Metallo Chimique	BELGIUM	CID001143	Yes
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173	Yes
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes
Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	CID001412	Yes
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419	Yes
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428	Yes
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434	Yes
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Yes
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453	Yes
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457	Yes
Tin	PT REFINED BANGKA TIN	PT REFINED BANGKA TIN	INDONESIA	CID001460	Yes
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes
Tin	PT Tambang Timah	PT Timah (Persero), Tbk Kundur	INDONESIA	CID001477	Yes
Tin	PT Timah	PT Timah (Persero), Tbk Muntok	INDONESIA	CID001482	Yes
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479	Yes
Tin	Thailand Smelting & Refining Co., Ltd	Thaisarco	THAILAND	CID001898	Yes
Tin	Magnu’s Minerais Metais e Ligas LTDA	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468	Yes
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes
Tin	OMSA	OMSA	BOLIVIA	CID001337	Yes

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes
Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Company, Ltd.	CHINA	CID002180	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes
Tin	Cooper Santa	Cooper Santa	BRAZIL	CID000295	Active
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306	Active
Tin	CV JusTindo	PT JusTindo	INDONESIA	CID000307	Active
Tin	CV Nurjanah	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468	Active
Tin	Liuzhou China Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Active
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Active
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399	Active
Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424	Active
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530	Active
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448	Active
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471	Active
Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539	Active
Tin	Soft Metais, Ltda.	Soft Metais, Ltda.	BRAZIL	CID001758	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158	Active
Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA	CID000308	No
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313	No
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448	No
Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA	CID000555	No
Tin	Guangxi Pinggui PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278	No
Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760	No
Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA	CID000864	No
Tin	Kai Unita Trade Limited Liability Company	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	No
Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA	CID001063	No
Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305	No

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393	No
Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA	CID001406	No
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	No
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	No
Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442	No
Tin	PT HANJAYA PERKASA METALS	PT HANJAYA PERKASA METALS	INDONESIA	CID002287	No
Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA	CID001445	No
Tin	PT Koba Tin	PT Koba Tin	INDONESIA	CID001449	No
Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	No
Tin	PT Seirama Tin investment	PT Seirama Tin investment	INDONESIA	CID001466	No
Tin	PT Supra Sukses Trinusa	PT Supra Sukses Trinusa	INDONESIA	CID001476	No
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493	No
Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA	CID001494	No
Tin	Smelter Not Listed	5N PLUS	GERMANY
Tin	Smelter Not Listed	Alpha Metals Korea Ltd.	KOREA
Tin	Smelter Not Listed	American Iron and Metal	CANADA
Tin	Smelter Not Listed	Aoki Loboratories Ltd.	HONG KONG
Tin	Smelter Not Listed	Asahi Metals (HK) Ltd	HONG KONG
Tin	Smelter Not Listed	Asahi Solder Technology (Wuxi) Co., Ltd.	CHINA
Tin	Smelter Not Listed	Ausmelt Limited	FINLAND
Tin	Smelter Not Listed	Britannia Refined Metals Ltd.	UNITED KINGDOM
Tin	Smelter Not Listed	China Hongqiao	CHINA
Tin	Smelter Not Listed	China Minmetals	CHINA
Tin	Smelter Not Listed	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	Smelter Not Listed	Darley Dale Smelter	UNITED KINGDOM
Tin	Smelter Not Listed	Fundipar	BRAZIL
Tin	Smelter Not Listed	Funsur	BRAZIL
Tin	Smelter not Listed	Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	Smelter not Listed	HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD	CHINA

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Tin	Smelter Not Listed	Imperial Zinc	UNITED STATES
Tin	Smelter not Listed	MCP Group	UNITED STATES
Tin	Smelter Not Listed	MCP Heck	GERMANY
Tin	Smelter Not Listed	MCP Metal Specialist Inc.	UNITED KINGDOM
Tin	Smelter Not Listed	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Smelter Not Listed	Metallic Resources Inc	UNITED STATES
Tin	Smelter Not Listed	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Smelter Not Listed	Nankang Nanshan Tin Manufactory Co., Ltd	CHINA
Tin	Smelter Not Listed	Nathan Trotter & Co	UNITED STATES
Tin	Smelter Not Listed	PGMA	CHINA
Tin	Smelter Not Listed	VQB MINERAL AND TRADING GROUP JOINT STOCK COMPANY	VIETNAM
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes
Tungsten	Japan New Metals Co Ltd	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM	CID002011	Yes
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes
Tungsten	Xiamen Tungsten Co., Ltd	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes
Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN	CID000004	Active
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Active
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Active
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	Active
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Active

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report

Metal	Smelter Reference (CMRT Drop Down List)	Smelter Names	Smelter Location: Country	Smelter ID	On CFS List (as of 4/10/2015)
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541	Active
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Active
Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766	Active
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Active
Tungsten	Kennametal Inc.	Kennametal Huntsville	UNITED STATES	CID000105	Active
Tungsten	Kennametal Inc.	Kennametal Fallon	UNITED STATES	CID000966	Active
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Active
Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047	Active
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	No
Tungsten	Ganxian Shirui New Material Co., Ltd.	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	No
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	No
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493	No
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	No
Tungsten	Smelter Not Listed	Beijing Zenith Materials	CHINA
Tungsten	Smelter Not Listed	Buffalo Tungsten	CHINA
Tungsten	Smelter Not Listed	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Smelter Not Listed	CWB Materials	UNITED STATES
Tungsten	Smelter Not Listed	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Smelter Not Listed	Golden Egret Special Allloy Coop.	CHINA
Tungsten	Smelter Not Listed	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd	CHINA
Tungsten	Smelter Not Listed	NIPPON TUNGSTEN CO., LTD.	JAPAN
Tungsten	Smelter Not Listed	North American Tungsten Corporation Ltd.	CANADA
Tungsten	Smelter Not Listed	Triumph Northwest	UNITED STATES
Tungsten	Smelter Not Listed	Voss Metals Company, Inc.	UNITED STATES
Tungsten	Smelter Not Listed	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Brocade Communications Systems, Inc. Exhibit 1.01 - Conflict Minerals Report